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THOMAS J. HARRIS         Certified Public Accountant
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3901 Stone Way North, Suite 202, Seattle, Washington 98103
                                            (206) 547-6050

                     INDEPENDENT AUDITOR'S CONSENT


   I, Thomas J. Harris, CPA, of 3901 Stone Way North, Suite # 202,
Seattle, Wa. 98103, do hereby consent to the use of my report dated November 2, 1997 on the financial statements Global Pacific Enterprises, Inc. as of October 31, 1997 included in and made part of the amendment to the registration statement of Global Pacific Enterprises, Inc. dated September 30, 1998.

Date this 30th day of September, 1998

/s/   Thomas J. Harris
Thomas J. Harris
Certified Public Accountant